To Our Stockholders: The year has begun with Centra well on its way to becoming the company we want it to be: a company that grows by serving clients better, a company agile enough to take advantage of opportunities that strategically take our company forward, and a company that acts responsibly, with employees who are proud to work here. In the first quarter, total assets increased 61% to $926 million at March 31, 2007 compared to $576 million at March 31, 2006. The primary component of the asset growth was total loans, which grew 48% to $732 million at March 31, 2007 compared to $495 million at March 31, 2006. This growth was made possible by deposit growth of $317 million or 63% to $822 million at March 31, 2007 from $506 million at March 31, 2006. Net income for the first q uarter of 2007 was $1,383,000, up 48% from the $932,000 net income for the first quarter of 2006. Balance describes our model for growth, and to that point, you will notice extraordinary growth in total assets. This is a combination of the acquisition of Smithfield State Bank and significant core growth of the entire bank. You will also notice that net income is less in the first quarter of this year than in the fourth quarter of 2006. At that time, your Board of Directors and Management embarked on a series of decisions that marked the largest capital investment in the history of our company. Expanding into Hagerstown, moving into a new, modernized corporate-wide operations center, procuring additional space to fully occupy our headquarters building to facilitate additional support staff, and the construction of new offices in all four markets that we now serve are ways we have chosen to invest in the future. These actions will position us with appropriate facilities to enable us to deal with the growth that we anticipate. While these decisions will have short-term consequences on earnings, we expect them to reap benefits for the long term. Our track record over the past seven years demonstrates that when we have chosen to invest, the returns have followed. In early April, bank regulators communicated the approvals necessary for us to begin operations in Hagerstown. We have secured a facility on Frederick Street and have been quite successful in recruiting an experienced staff of local bankers to bring Centra’s brand of banking to Hagerstown. We will open for business in the second quarter. By widening our reach into this dynamic market, we will generate a more diverse economic base for our stockholders in four distinct markets as well as better growth an d potential for profitability for the entire company. Our Fayette County, Pennsylvania bank is growing and shows significant promise. It is a priority for us to expand the reach of this part of the company, and we work daily with our board members, management and customers to broaden our presence in this area by expanding locations. In Martinsburg, construction is underway on Edwin Miller Boulevard for a new North Martinsburg office, replacing our current Williamsport Pike facility. The office is on schedule to open early in the third quarter of this year. Plans are nearly completed, and construction will soon begin on an office at Spring Mills, which we will open in the fourth quarter. As you can see, we feel it is important to invest in our future by expanding so that we can better serve our clients. Your board and your management team firmly believe that our era of expansion will lead to sustainable growth in shareholder value. We are grateful for your support, which is so critical to our continued success. As always, your comments and questions are welcome. Chairman, President and CEO

Assets
(in thousands)
June	633,053
September	881,425
December	913,853
March	923,234

Loans
(in thousands)
June	539,251
September	658,722
December	693,520
March	732,427

Deposits
(in thousands)
June	527,769
September	778,223
December	804,188
March	822,364

Quarterly net income
(in thousands)
June	941
September	1,395
December	1,564
March	1,383

Centra Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Condition
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	March 31	March 31
	2007	2006
Assets
Cash and due from banks	$16,999	$11,958

Interest-bearing deposits in other banks	1,174	1,610

Federal funds sold	19,287	—

Total cash and cash equivalents	37,460	13,568

Available-for-sale securities, at estimated fair value (amortized cost of $116,094 in 2007 and $50,106 in 2006)	116,792	49,956

Loans, net of unearned	732,427	495,159
Allowance for loan losses	(10,680)	(7,256)

Net loans	721,747	487,903

Premises and equipment	15,962	9,679

Loans held for sale	3,404	3,441
Goodwill and other intangibles	17,234	—
Other Assets	13,712	10,984

Total assets	$926,311	$575,531

	March 31	March 31
	2007	2006
Liabilities
Deposits
Non-interest bearing	$105,782	$69,558
Interest-bearing	716,582	436,051

Total deposits	822,364	505,609

Short-term borrowings	16,901	20,589

Long-term debt	20,000	10,000

Other liabilities	8,458	4,625

Total Liabilities	867,723	540,823

Stockholders’ equity
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000 authorized, 4,224,456 and 2,817,309 issued and outstanding, respectively	4,224	2,817
Additional paid-in capital	48,566	25,016
Accumulated earnings	5,379	6,965
Accumulated other comprehensive income (loss)	419	(90)

Total equity	58,588	34,708

Total liabilities and stockholders’ equity	$926,311	$575,531

Centra Financial Holdings, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in Thousands, except Per Share Data)
(Unaudited)

	Quarter Ended March 31,
	2007	2006
Interest income
Loans, including fees	$13,835	$8,607
Loans held for sale	25	27
Securities available-for-sale	1,474	562
Interest-bearing bank balances	43	33
Federal funds sold	438	69

Total interest income	15,815	9,298

Interest expense
Deposits	7,063	3,672
Short-term borrowed funds	210	187
Long-term debt	367	176

Total interest expense	7,640	4,035

Net interest income	8,175	5,263

Provision for credit losses	500	469

Net interest income after provision for credit losses	7,675	4,794

	Quarter Ended March 31,
	2007	2006
Other income
Service charges on deposit accounts	368	229
Other service charges and fees	409	246
Secondary market income	181	163
Other	161	126

Total other income	1,119	764

Other expense
Salary and employee benefits	3,179	2,082
Occupancy expense	455	387
Equipment expense	418	343
Advertising	529	211
Professional fees	108	75
Data processing	427	249
Other outside services	235	110
Other	1,162	625

Total other expense	6,513	4,082

Net income before income tax	2,281	1,476

Income tax Expense	898	544

Net income	$1,383	$932

Basic earnings per share	$0.33	$0.30
Diluted earnings per share	$0.31	$0.28
Weighted average shares outstanding — basic	4,198,658	3,099,040
Weighted average shares outstanding — diluted	4,512,789	3,343,632

MORGANTOWN, WVMARTINSBURG, WVSuncrest WaterfrontCheat LakeSabraton WestoverFoxcroftWilliamsport PikeSouth Berkeley304-598-2000 304-292-2000304-284-8630304-284-8000 304-581-6262304-262-6500304-260-9207304-229-4500JULIAN E. BAILES, M.D.MARK R. NESSELROAD*MANUELP. ARVONMICHAEL B. KELLERChairmanChief Executive OfficerSuperintendent, BerkeleyAttorney, Bowles RiceDepartment of NeurosurgeryGlenmark Holdings LLCCounty School SystemMcDavid Graff & LoveWVU School of MedicineKENNETH L. BANKS, DDSDOUGLAS J. LEECH*PARRY PETROPLUS*General DentistryChairman, Centra FinancialLAURENCE DeLYNNPresidentHoldings, Inc.Retail ConsultantPetroplus & AssociatesJAMES W. DAILEY, II*Chairman, W. Harley MillerROBERT A. McMILLAN*ARTHUR GABRIEL*MILAN PUSKAR*ContractorsPresident, JeffersonPresidentChairman, Mylan Labs, Inc.Vice-Chairman, Farmers &Distributing CompanyGabriel Brothers, Inc.Mechanics Mutual Insurance C o.THOMAS P. ROGERSJEFFREY S. PETRUCCIDOUGLAS J. LEECH*Chairman & CEODEBORAH J. DHAYERPresident Heiston Supply Inc.President andThoughtfulness, Inc.Owner, Eddies Tire ServiceChief Executive OfficerD. SCOTT ROACHCentra FinancialPAUL T. SWANSON*TERRYW. HESSPresident, R.M. Roach &Chairman, CWS Inc., andOwner, JayDee’s FamilySons, Inc.Holdings, Inc. & Centra BankSwanson PlatingFun CenterROBERT S. STRAUCH,ROBERTE. LYNCH, JR.RITA D. TANNERHENRYKAYESM.D.Vice-PresidentExecutive Vice-PresidentSurgeonDavis-Lynch Glass Co.RealtorDorsey & Kiger RealtorsChief Operating OfficerPAULF. MALONE, M.D.Centra Bank, Inc.PhysicianBERNARD G. WESTFALL*President-MartinsburgPresident, MorgantownRetired President & CEOENT ClinicWVUnited Health SystemsFAYETTE COUNTY, PAHAGERSTOWN, MDUniontownSmithfieldFairchance Point Marion724-439-8636724-569-9551724-564-2400 724-725-5224Pennsylvania AvenueFrederick Stree t(301) 739-1930(301) 739-4690DAVID M. CALLAHANDR. MALLARD T. GEORGEOwner, Clar-Mac SalesGeorge’s Dental AssociatesHOWARD B. BOWENJOHN P. ITELL, CPA, CVAPresident, Ewing OilManaging Partner, AlbrightC. CHRISTOPHER CLUSS*WILLIAM B. KANIACorporation, Inc.Crumbacker Moul & ItellPresident & CEO, Cluss LumberCertified Public AccountantWilliam B. Kania & AssociatesROBERTS. COCHRANDOUGLAS J. LEECH*Chairman, Centra FinancialJAMES T. DAVISPresident, Robert CochranHoldings, Inc.DOUGLAS J. LEECH*Insurance & FinancialAttorney Partner with Davis & DavisServices, LLCMICHAEL A. MURRAY*Chairman, Centra Financial Holdings, Inc.President, Direct MailNANCYM. DECKERJAMES E. CREMINS, M.D.Processing, Inc.WILLIAM R. SMITHPhysician, Digestive DisordersPresident, The Laurel Business InstituteCertified Public AccountantConsultantsLEROY E. MYERS JR.President, Myers BuildingSmi th, Lewis, Chess and CompanySUZANNE GLOCKERSystems, Inc.PETER GABRIEL, M.D.PhysicianGERALD R. SOLOMONBroker/Owner, The GlockerCURTIS E. SPICHERGroup Realty ResultsPresident, Spicher’s Appliances, Inc.Judge, Fayette County Court of Common Pleas*Directorof Centra Financial Holdings, Inc.